Exhibit 99.2

JONES ENERGY ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED FIRST LIEN NOTES

Austin, TX — February 5, 2018 — Jones Energy Holdings, LLC (“JEH”) and Jones Energy Finance Corp. (“JEFC” and, together with JEH, the “Issuers”), both subsidiaries of Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or the “Company”), announced today that they plan to offer, subject to market conditions, $450 million aggregate principal amount of senior secured first lien notes due 2023 (the “notes”). The notes will be guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries that guarantee its existing indebtedness (the “Subsidiary Guarantors”). The notes will be secured on a first-lien basis by substantially all of the assets and property of the Issuers and the Subsidiary Guarantors.

The Company intends to use net proceeds from the notes offering to repay borrowings under JEH’s existing senior secured revolving credit facility and to reduce the borrowing base to $50.0 million, and to pay related fees and expenses of the notes offering. Any remaining proceeds may be used to fund drilling and completion activities, repayments of debt, and for other general corporate purposes.

The securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the securities are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko basin of Texas and Oklahoma.  Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact

Page Portas, 512-493-4834

Investor Relations Associate

Or

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Without limiting the generality of the foregoing, such forward-looking statements include statements regarding the intention to issue new notes and to use offering proceeds to repay borrowings under JEH’s existing senior secured revolving credit facility and to reduce the borrowing base to $50.0 million, and to pay related fees and expenses of the notes offering. These statements are based on certain assumptions made by the Company and Issuers based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and Issuers, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company and Issuers undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.